Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-4

(Form Type)

MANGOMILL PLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per APHC Public Unite	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A Ordinary Shares(2)(3)	457(f)	33,189,352	$9.82	$ 325,919,436.64(4)	0.0000927	$30,212.73
Fees to be Paid	Equity	Warrants to purchase Class A Ordinary Shares(2)(5)	457(f)	8,850,494	$0.57	$ 5,044,781.58(6)	0.0000927	$467.65
Fees to be Paid	Equity	Class A Ordinary Shares(2)(7)	457(f)	62,256,428	N/A	N/A(8)	0.0000927	$0.00
		Total Offering Amounts				$ 330,964,218.22		$30,680.38
		Total Amount of Fee Offsets						$—
		Total Fee Due Net of Fee Offsets						$30,680.38

(1)

Immediately prior to the consummation of the Business Combination described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Angel Pond Holdings Corporation, a Cayman Islands exempted company (“APHC”), intends to merge with Meridian MergerSub Inc., a Cayman Islands exempted company and wholly owned subsidiary of Irish Holdco (“Merger Sub”) with APHC being the surviving entity of the merger and the APHC Shareholders receiving shares in the capital of Irish Holdco as consideration (the “Irish Domestication Merger”). All securities being registered will be issued by Irish Holdco (post-Irish Domestication Merger), as further described in the proxy statement/prospectus. As used herein, the “Combined Company” refers to Irish Holdco after the Irish Domestication Merger and the consummation of the Business Combination, as applicable.

(2)

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, share dividends or similar transactions.

(3)

The number of ordinary shares of the Combined Company (“Combined Company Ordinary Shares”) being registered represents the number of Class A ordinary shares of APHC that were registered pursuant to the registration statements on Form S-1 (SEC File No. 333-253990) (the “IPO Registration Statement”) and offered by APHC in its initial public offering (the “APHC public shares”) and 6,637,870 Class B ordinary shares of APHC (“APHC founder shares”). The APHC public shares and APHC founder shares will be cancelled and converted automatically into Combined Company Ordinary Shares in the Irish Domestication Merger, and such Combined Company Ordinary Shares will be the Combined Company Ordinary Shares upon the completion of the Business Combination.

(4)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the APHC public shares on the New York Stock Exchange (“NYSE”) on June 15, 2022 ($9.82 per Class A ordinary share) (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(5)

The number of redeemable warrants to acquire Combined Company Ordinary Shares being registered represents the number of redeemable warrants to acquire APHC public shares that were registered pursuant to the IPO Registration Statement referenced in note (3) above and offered by APHC in its initial public offering (the “APHC Public Warrants”). The APHC Public Warrants will be converted automatically into redeemable warrants to acquire Combined Company Ordinary Shares in the Irish Domestication Merger and will become redeemable warrants to acquire Combined Company Ordinary Shares upon the completion of the Business Combination.
(6)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the APHC Public Warrants on the NYSE on June 15, 2022 ($0.57 per warrant) (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(7)

Based on the maximum number of Combined Company Ordinary Shares estimated to be issued in connection with Merger described herein. This number is based on the sum of the 62,256,428 Combined Company Ordinary Shares issuable upon the closing of the Merger.

(8)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. MariaDB Corporation Ab, a Finnish private limited liability company (“MariaDB”), is a private company; no market exists for its securities, and it has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the MariaDB securities expected to be exchanged in the Business Combination.